CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Brown Advisory Funds with respect to the Brown Advisory Sustainable International Leaders Fund.

                             TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 28, 2022